UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In our Report on Form 8-K dated June 18, 2007 filed with the Commission on June 22, 2007, we reported in Item 3.02 the following related to an advisory agreement with Burnham Hill Partners, a division of Pali Capital the following:

“In addition we agreed to exchange our common stock for our outstanding Series E, Series E PA, Series F and Series F PA warrants held by our placement agent, its affiliates or designees, or sub-agents that participated in the Series A Financing.”

On June 27, 2007 this agreement was amended to eliminate our obligation to exchange our common stock for any Series E warrants.

Item 3.03 Material Modifications to Rights of Security Holders

On June 27, 2007, our Board of Directors voted to reduce the exercise price of the Series H Warrants from $0.50 per share to $0.01 per share of our common stock pursuant to the provisions of Section 3 (g) of the Series H Warrants.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of our Exchange Agreement with Paul Royalty Fund, L.P. (PRF), described in Item 1.02 of our Report on Form 8-K dated June 18, 2007 and filed with the Commission on June 22, 2007, Steve Lilien and Allen Schiff resigned as directors on June 26 and 27, 2007, respectively. Drs. Lilien and Schiff were members of both our Audit and Compensation Committees.

On June 29, 2007 the Board of Directors resolved that the Board should consist of six directors and elected Shepard M. Goldberg, Mark N.K. Bagnall and John R. Leone to fill the vacancies created by the recent resignations of five of our directors. Mr. Leone was designated as a director by PRF and elected pursuant to the provisions of Section 7 (u) of the Exchange Agreement between us and PRF.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: June 29, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer